Exhibit 99.1

Hooper Holmes Appoints Steven Balthazor Interim Chief Financial Officer

OLATHE, Kan.--(BUSINESS WIRE)--August 13, 2015--Hooper Holmes, Inc. (NYSE: HH) is appointing Steven Balthazor Interim Chief Financial Officer. Mr. Balthazor’s appointment reflects the decision by Tom Collins, SVP and Chief Financial Officer of Hooper Holmes, to accept a new opportunity as chief operating officer with a private company in the Kansas City area. Mr. Collins will be supporting a smooth transition before his departure from the Company at the end of the month. Mr. Balthazor’s appointment will become effective the day after the filing of the Company’s 10-Q for the second quarter 2015.

Mr. Balthazor, 50, brings more than 25 years of financial and operational experience to Hooper Holmes. He has recently served as the Principal of J. Galt Financial, a consulting firm providing executive management consultation and hands-on business services to public and private companies. Previously, he was Vice President of Finance for Digital Globe (NYSE: DGI) and Vice President of Finance and Interim Chief Financial Officer for GeoEye, Inc. He has also held prior executive positions including corporate treasurer and head of mergers and acquisitions. Mr. Balthazor is a certified public accountant and received his MBA in Finance from the University of Colorado Boulder. He has worked with Hooper Holmes as a consultant since 2013 and assisted in the sale of the Company’s Portamedic, HH Services and Heritage Labs divisions, as well as the April 2015 acquisition of Accountable Health Solutions.

“With Steven’s financial leadership experience and knowledge of our business, I welcome Steven to our management team,” said Henry Dubois, President and CEO of Hooper Holmes. “Having worked with Steven both here at Hooper helping us reposition the Company and his prior work experiences, I know we can count on Steven to meaningfully contribute to our business growth.”

“Tom Collins has made extraordinary contributions over the last two years as we have repositioned Hooper for growth. Our Board of Directors and management team join me in thanking Tom for his outstanding service, and wish him much success in the next career step he has chosen,” added Mr. Dubois.

About Hooper Holmes

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs.

More information is available at hooperholmes.com and at accountablehealthsolutions.com.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to realize the expected benefits from this acquisition and our strategic alliance with Clinical Reference Laboratory; our ability to successfully implement our business strategy and integrate Accountable Health Solutions’ business with ours; our ability to retain and grow our customer base; our ability to recognize operational efficiencies and reduce costs; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility and the financing for this acquisition; and the rate of growth in the Health and Wellness market. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:
Hooper Holmes
Henry E. Dubois, 913-764-1045
President and CEO
or
Investors:
S.M. Berger & Company
Andrew Berger, 216-464-6400